UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2004

EVERGREEN SOLAR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31687	04-3242254
(Commission File Number No.)	(IRS Employer Identification No.)

259 Cedar Hill Street
Marlboro, MA 01752

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(508) 357-2221

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Stock Warrant and Purchase Agreement
EX-10.2 Warrant Agreement
EX-10.3 Form of Warrant
EX-10.4 Registration Rights Agreement
EX-10.5 Conversion, Consent, Voting & Lock Up Agmt
EX-99.1 Press Release

Item 5. Other Events.

     On June 21, 2004, Evergreen Solar, Inc. (the “Company”) completed the private placement (the “Financing Transaction”) of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”) and warrants to purchase shares of Common Stock (the “Warrants”) pursuant to a Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with certain “accredited investors”, as defined in the Securities Act of 1933, as amended (the “Purchasers”). The Financing Transaction resulted in gross proceeds to the Company of $20.0 million before aggregate expenses of the offering estimated at $1.5 million plus the payment of a cash dividend to holders of Series A Convertible Preferred Stock in an aggregate amount equal to approximately $1.7 million.

     Pursuant to the Financing Transaction, the Company sold and the Purchasers purchased 7,662,835 million shares of Common Stock (the “Common Shares”) and warrants to purchase 2,298,851 million shares of Common Stock (the “Warrants”), which Warrants are exercisable for a period of five years but which may not be exercised until six months and one day after the closing of the Financing Transaction and which may only be exercised with respect to 350,000 shares of Common Stock in the aggregate prior to approval by the stockholders of the Company. The per share purchase price paid by the Purchasers for the Common Shares is $2.61 (the “Purchase Price”). The Purchase Price is 90% of the closing price of the shares of Common Stock on the Nasdaq National Market as of June 15, 2004 of $2.90 (the “Closing Price”). The per share exercise price of the Warrants is $3.335, which is 115% of the Closing Price, subject to adjustment from time to time pursuant to the terms of the Warrant Agreement discussed below.

     In connection with the Financing Transaction, the holders of all of the outstanding shares of the Company’s Series A Convertible Preferred Stock agreed to convert all of such shares into Common Stock, effective immediately prior to the consummation of the Financing Transaction.

     The terms of the Warrants are governed by a Warrant Agreement between the Company and each of the Purchasers, dated as of June 21, 2004. A copy of the Purchase Agreement, a copy of the Warrant Agreement and the form of Warrant are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively.

     As a result of Nasdaq marketplace rules, the Purchasers’ ability to exercise the Warrants in full is conditioned upon the Company obtaining the approval of its stockholders for the issuance of shares of Common Stock upon the exercise thereof. The Company is obligated and intends to solicit the approval of its stockholders to permit the full exercise of the Warrants in full at its upcoming Annual Meeting of Stockholders.

     In connection with the Financing Transaction, the Company and the Purchasers entered into a Registration Rights Agreement dated as of June 21, 2004, pursuant to which, among other things, the Company is obligated to file a resale registration statement within 30 days after the closing of the Financing Transaction in order to register the Common Shares and the shares of Common Stock issuable upon exercise of the Warrants for public resale. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.4.

     In connection with the Financing Transaction, the Company also entered into a Conversion, Consent, Voting and Lock-Up Agreement with certain of its officers, directors and stockholders, including all of the holders of outstanding shares of Series A Convertible Preferred Stock. The Conversion, Consent, Voting and Lock-Up Agreement provides for the conversion of the outstanding shares of Series A Convertible Preferred Stock, amends the registration rights currently held by the holders of Series A Convertible Preferred Stock, provides for certain transfer restrictions on the shares of Common Stock and provides that certain stockholders of the Company, solely in their capacities as such, agree to vote in favor of the full exercise of the Warrants and an increase in the number of authorized shares of Common Stock at the next meeting of the Company’s stockholders. In order to induce the holders of outstanding shares of Series A Convertible Preferred Stock to enter into the Conversion, Consent, Voting and Lock-Up Agreement, the Company agreed to pay holders who entered into the agreement a dividend of approximately $0.08 per share, or an aggregate of approximately $1.7 million, upon conversion of the Series A Convertible Preferred Stock. The Company is paying this amount in cash. A copy of the Conversion, Consent, Voting and Lock-Up Agreement is attached hereto as Exhibit 10.5.

     On June 22, 2004, the Company issued a press release announcing the consummation of the Financing Transaction. A copy of that press release is attached hereto as Exhibit 99.1.

     In connection with the Financing Transaction, the Company provided the Purchasers with certain financial projections relating to the future operating results of the Company. The projected financial data was prepared by members of the Company’s management team based on their experience in the solar industry and on assumptions of fact and opinion as to future events. The projected financial data is subject to a high degree of uncertainty and actual results can be expected to vary from the results projected and such variances may be material and adverse. The projected financial data should be read together with the Company’s financial statements and notes included in the Company’s periodic filings on Form 10-Q and Form 10-K as filed with the Securities and Exchange Commission.

     The Company disclosed that it anticipates total revenues for fiscal year 2004 of between $19 million and $29 million and a gross operating loss of between ($3 million) and ($7 million). Excluding the impact of investments the Company intends to make in connection with its plans to expand operations into a second facility sometime in 2005 or 2006, the Company anticipates EBITDA for fiscal 2004 of between ($7 million) and ($11 million). Including the impact of investments the Company intends to make in connection with its plans to expand operations into a second facility sometime in 2005 or

2006, including research, development, engineering and product development expenses the Company expects to begin incurring in the second quarter of 2004, the Company anticipates EBITDA for fiscal 2004 of between ($8 million) and ($12 million).

     For fiscal year 2005, the Company anticipates total revenues of between $40 million and $50 million and gross operating profit, excluding the impact of investments in a second factory, of between $6 million and $13 million. Also, excluding the impact of investments the Company intends to make in connection with its plans to expand operations into a second facility some time in 2005 or 2006, the Company anticipates EBITDA for fiscal 2005 of between $3 million and $7 million. Including the impact of such investments, the Company anticipates EBITDA for fiscal 2005 of between ($2 million) and zero.

     In connection with the Financing Transaction, the Company also disclosed that it believes that at commercial scale (i.e., in a plant with a 40 MW or greater capacity) it could be able to manufacture solar panels for a total manufacturing cost of less than $2.00 per watt, which the Company believes would place its manufacturing costs among the lowest in the industry.

     The projected financial data presented in this Current Report on Form 8-K constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The projected financial data are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from those presented herein. Such risks and uncertainties include, among other things, the following factors: the Company’s business and results of operations could be materially impaired as a result of poor manufacturing or product performance or higher costs attributable to the expansion or operation of manufacturing facilities; the market for solar power products is emerging and rapidly developing, and market demand for solar power products such as the Company’s products is uncertain; the Company has limited experience manufacturing large volumes of solar power products on a commercial basis at acceptable costs, which it will need to do in order to be successful; the Company faces intense competition from other companies producing solar power and other distributed energy generation products; the Company sells via a small number of reseller partners, and the Company’s relationships with current or prospective marketing or strategic partners may be affected by adverse developments in the Company’s business, the partner’s business, competitive factors, solar power market conditions, or financial market conditions; and the market for products such as the Company’s solar power products is heavily influenced by federal, state, local, and foreign government regulations and policies, as well as the availability and size of government subsidies and economic incentives, over which the Company has little control. In addition to the foregoing factors, the other economic, competitive, governmental, technological, and other risk factors identified in the Company’s filings with the Securities and Exchange Commission – including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 23, 2004, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 12, 2004 (copies of which may be obtained at the SEC’s web site at: http://www.sec.gov) – could impact the projected financial data contained herein. Readers should not place undue reliance on the projected financial data. The Company disclaims any obligation to publicly update or revise the projected financial data to reflect any change in Company expectations, or in events, conditions, or circumstances on which the projected financial data may be based, or that may affect the likelihood that actual results will differ from the projected financial data.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock and Warrant Purchase Agreement dated as of June 16, 2004.
10.2	Warrant Agreement dated as of June 21, 2004.
10.3	Form of Warrant.
10.4	Registration Rights Agreement dated as of June 21, 2004.
10.5	Conversion, Consent, Voting and Lock-Up Agreement dated as of June 21, 2004.
99.1	Press Release issued by the Company on June 22, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
(Registrant)

Dated: June 22, 2004	By:	/s/ Richard M. Feldt

By: Richard M. Feldt
Title: Chief Executive Officer, President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock and Warrant Purchase Agreement dated as of June 16, 2004.
10.2	Warrant Agreement dated as of June 21, 2004.
10.3	Form of Warrant.
10.4	Registration Rights Agreement dated as of June 21, 2004.
10.5	Conversion, Consent, Voting and Lock-Up Agreement dated as of June 21, 2004.
99.1	Press Release issued by the Company on June 22, 2004.